AMENDMENT 6 TO JOINT EXPLORATION AGREEMENT

This Amendment 6 (“Sixth Amendment”) to that certain Joint Exploration Agreement (“JEA”) dated March 30, 2008 by and between MorMeg, LLC, a Kansas limited liability company, referred to herein as “MorMeg,” and EnerJex Resources, Inc., a Nevada corporation, referred to herein as ”EnerJex” is effective as of April 1, 2010. MorMeg and EnerJex are jointly referred to herein as “the parties”.

Recitals

A.           Pursuant to Section C and D1 of the JEA, EnerJex was to provide $4,000,000 in funding toward the development of Black Oaks (the “Minimum Funding”);

B.           Pursuant to Section D.5. of the JEA, following the Minimum Funding, EnerJex was required to, within a reasonable length of time, secure and contribute additional funding so as not to cause more than thirty (30) days delay of project activities due to lack of funding to develop Black Oaks;

C.           On or about July 3, 2008, EnerJex entered a new three-year $50 million senior secured credit facility with Texas Capital Bank, N. A. (the “Credit Facility”); and

D.           MorMeg and EnerJex desire to amend the JEA pursuant to the terms of this Sixth Amendment.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.	Section D5 of the JEA is hereby amended and restated in its entirety as follows:

5.  Notwithstanding anything to the contrary herein or elsewhere, EnerJex will have until August 1, 2010 (the “Additional Capital Deadline”) to contribute One Million dollars ($1,000,000) in additional capital towards the development of Black Oaks. Further, EnerJex shall provide additional One Million dollar ($1,000,000) capital contributions every sixty (60) days or upon full deployment of the prior capital contribution, whichever is later, following the Additional Capital Deadline until the Black Oaks development is completed or the parties agree in writing otherwise. It is the parties intent that the timing of such additional capital contributions are required so as not to cause more than sixty (60) days delay of project activities due to lack of funding to complete the project. In the event EnerJex is not successful in obtaining additional funding, or all funding, to complete the Black Oaks development described in Section 6, MorMeg may cancel and declare the JEA of no force and effect from the point of cancellation forward. In the event of cancellation of the JEA by MorMeg, the following procedure and formula will be used to distribute the ownership and pay the debts of the project.

A.
The project revenues from whatever source will be used to repay all debt associated with the project, including without limitation any loan or debt incurred by EnerJex to obtain funding for the Black Oaks Project.

B.
When the project debt is paid, the working interest of the individual leases within the Black Oaks block will be assigned to EnerJex in the undivided interest that the total EnerJex investment bears to the total of that investment plus the pre-project commencement value stated in paragraph 2 of the Recitals, with the remaining undivided interest (which shall not be a carried interest) being assigned to MorMeg. The parties agree to reassign working interest if necessary to redistribute the working interest according to the above formula.

2.	In the event of a conflict between this Sixth Amendment and the JEA and any amendments thereto, this Sixth Amendment shall prevail to the extent of such conflict.

3.	This Sixth Amendment shall be of no force and effect upon a material default by EnerJex under the Credit Facility.

4.
Other than as specifically provided in this Sixth Amendment, all other provisions of the JEA shall remain in full force and effect.  This Sixth Amendment constituting the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

5.	Any capitalized terms not defined herein have the meaning set forth in the JEA.

6.
This Sixth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the parties hereto may execute this Sixth Amendment by signing any such counterpart.

7.
The parties hereby agree to take or cause to be taken such action, and to do and perform all such other acts and things as are necessary, advisable or appropriate to carry out the intent and terms of this Sixth Amendment

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the 1st day of April, 2009.

MorMeg:

MORMEG, LLC, a Kansas limited liability company

By:	/s/ Mark Haas
Name: Mark Haas
Title: Managing Member

EnerJex:

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ C. Stephen Cochennet
Name: C. Stephen Cochennet
Title: Chief Executive Officer